U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2015

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-6549	04-2240991
(Commission File Number)	(I.R.S. Employer Identification No.)

829 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS	01821
(Address of Principal Executive Offices)	(Zip Code)

(978) 262-8700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 19, 2015, the Company entered into a FY2016 Short Term Incentive Plan Agreement (the “2016 STIP”) with each of the Company’s executive officers.  As approved by the Compensation Committee, the STIP provides performance based awards, subject to a maximum limit, based upon the Company’s achievement of pre-determined financial goals.  Maximum payouts under the STIP will be capped at 200% of targeted payout levels.  Targeted payout levels, under the 2016 STIP, for Charles P. Dougherty, the Company’s President and Chief Executive Officer, and Kenneth J. Galaznik, the Company’s Senior Vice President, Chief Financial Officer and Treasurer, as a percentage of base salary are 100% and 65%, respectively.  None of the other named executive officers of the Company, for whom disclosure was required in the Company’s Definitive Proxy Statement on Schedule 14A for its 2014 annual meeting of stockholders, are participating on the 2016 STIP.

The above summary of the 2016 STIP is qualified in its entirety by reference to the 2016 STIP agreement, a copy of the form of which is attached to this Current Report on Form 8-K as Exhibits 10.1 and which is incorporated into this Item 5.02 by reference.

Cautionary Note Regarding Forward-Looking Statements.     Except for historical information contained in the press release attached as an Exhibit hereto, the press release contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit Number	Description

10.1	Form of American Science and Engineering, Inc. FY2016 Short Term Incentive Bonus Plan (“STIP”) Document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 25, 2015	AMERICAN SCIENCE AND ENGINEERING, INC.

	By:	/s/ Kenneth J. Galaznik
Kenneth J. Galaznik
Senior Vice President, CFO and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of American Science and Engineering, Inc. FY2016 Short Term Incentive Bonus Plan (“STIP”) Document.